UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2025

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5601 N. MACARTHUR BLVD., IRVING, TEXAS	75038
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	DAR	New York Stock Exchange (NYSE)
(indicate by checkmark)
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Senior Notes. On June 24, 2025, Darling Global Finance B.V. (the “Issuer”), an indirect, wholly-owned subsidiary of Darling Ingredients Inc. (“Darling” or the “Company”) incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, issued €750 million in aggregate principal amount of its 4.5% senior notes due 2032.

The notes and related guarantees were issued under an indenture, entered into on June 24, 2025, between the Issuer; the Company and the subsidiary guarantors, as guarantors; and GLAS Trust Company LLC, as trustee.

The following is a brief description of the notes and the indenture:

Interest and Maturity. The notes bear interest at a rate of 4.5% per annum and mature on July 15, 2032. Interest is payable on the notes semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2026.

Guarantees. The notes are guaranteed by the Company and the Company’s subsidiaries that are borrowers under or that guarantee the Company’s new senior secured credit facilities under the Third Amended and Restated Credit Agreement (as defined below), other than foreign subsidiaries, receivables entities and certain other subsidiaries. The guarantee of any guarantor of the notes may be released in specified circumstances.

Ranking. The notes and the guarantees are senior unsecured obligations of the Issuer and guarantors and rank equally in right of payment with existing and future senior indebtedness of the Issuer and guarantors and senior in right of payment to future subordinated indebtedness of the Issuer and guarantors. The notes and the guarantees are effectively subordinated to existing and future secured indebtedness of the Issuer and guarantors, to the extent of the value of the assets securing such indebtedness, including indebtedness under the new senior secured credit facilities. The guarantees are structurally subordinated to all liabilities of the Company’s existing and future subsidiaries, other than the Issuer, that do not guarantee the notes, including current and future foreign subsidiaries that guarantee or borrow under the new senior secured credit facilities but do not guarantee the notes.

Optional Redemption. The Issuer may redeem some or all of the notes at any time prior to July 15, 2028 at a redemption price of 100% of the principal amount plus a “make-whole” premium. The “make-whole” premium for a note is the greater of (i) 1.0% of the principal amount of such note and (ii) the excess, if any, of (a) the present value as of such redemption date of (1) the redemption price of such note on July 15, 2028 plus (2) all remaining interest payments due on such note through July 15, 2028 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the yield on a comparable Bund plus 50 basis points, over (b) the principal amount of such note.

The Issuer may redeem some or all of the notes at any time on or after July 15, 2028 at the fixed redemption prices specified below for the 12 month period starting July 15 of the specified year:

Year	Percentage
2028	102.250%
2029	101.125%
2030 and thereafter	100.000%

At any time prior to July 15, 2028, the Issuer may redeem up to 40% of the original aggregate principal amount of the notes with the net cash proceeds of one or more equity offerings at a redemption price of 104.5%.

Accrued and unpaid interest on the redemption date is payable on optionally redeemed notes.

Mandatory Redemption. Other than in connection with a change of control repurchase event, as described in the indenture, the Issuer will not be required to redeem or make sinking fund payments with respect to the notes.

Open Market Purchases. The Issuer may acquire notes by means other than a redemption including by tender offer, open market purchases, negotiated transactions or otherwise and at differing prices, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Covenants. The indenture restricts the Issuer and guarantors from granting liens to secure indebtedness and merging with or into other companies or otherwise disposing of all or substantially all of their assets. The indenture also requires any non-guarantor restricted subsidiary that is a borrower under or that guarantees the new senior secured credit facilities or, if the new senior secured credit facilities are not outstanding, incurs certain material indebtedness, to guarantee the notes, unless such non-guarantor restricted subsidiary is a foreign subsidiary, receivables entity or another exception applies.

These covenants include significant exceptions and qualifications. The indenture does not directly restrict the issuer or the guarantors from incurring indebtedness, paying dividends or making other distributions, repurchasing the Parent’s capital stock, or making investments.

Events of Default. The indenture includes events of default (subject in certain cases to grace, notice and cure periods) for non-payment of principal, premium, interest or additional amounts when due; breach of covenants or other agreements in the indenture, defaults in payment or acceleration of certain other indebtedness; failing to pay judgments; the note guarantee of Darling or a significant subsidiary of Darling ceasing to be in full force and effect; and bankruptcy or insolvency events. Subject to certain exceptions, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the notes may declare the notes to be due and payable immediately. The notes automatically become due and payable for certain bankruptcy and insolvency events of default.

Listing. The Issuer will apply to The International Stock Exchange Authority Limited for the notes to be admitted to the Official List and for trading on the exchange in accordance with the rules of the exchange.

No Registration Rights. The notes and related guarantees do not have the benefit of any registration rights and have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws.

The summary set forth above is not complete and is qualified in its entirety by reference to the full text of the indenture (including a form of note) attached hereto as Exhibit 4.1.

Third Amended and Restated Credit Agreement. Effective June 25, 2025, the Company and certain of its subsidiaries entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”), between the Company, as a borrower; the subsidiary borrowers party thereto; JPMorgan Chase Bank, N.A., as administrative agent; the lending institutions party thereto; and the other agents party thereto, which amends and restates the Company’s Second Amended and Restated Credit Agreement dated January 6, 2014 (as amended from time to time, the “Existing Credit Agreement”). Capitalized terms used but not otherwise defined in this section have the meanings ascribed to such terms in the Credit Agreement.

Among other things, the Credit Agreement (i) refinances the loans and commitments outstanding under the Existing Credit Agreement (the “Existing Credit Facilities”) and provides for senior secured credit facilities comprised of (x) a $2 billion revolving loan facility (the “Revolving Facility”), $50.0 million of which will be available as a swingline sub-facility and $50.0 million (which may be increased to up $150.0 million if agreed by the applicable issuing bank) of which will be available for a letter of credit subfacility and the Revolving Facility may also be utilized to incur ancillary facilities provided by a lender under the Revolving Facility and (y) a $900.0 million farm credit term loan A facility (a portion of which is comprised of term A-1 loans and term A-3 loans from the Existing Credit Agreement that were cashlessly rolled into this farm credit term loan A facility)(the “Term Loan Facility” and together with the Revolving Facility, collectively, the “Credit Facilities”) and (ii) makes other market updates and changes to the Existing Credit Agreement.

Interest Rate. The interest rates under the Credit Facility will be, at the Borrowers’ option (1) (A) in the case of borrowings denominated in U.S. dollars, Term SOFR, (B) in the case of borrowings denominated in Canadian dollars, Term CORRA (C) for borrowings denominated in Euros, EURIBOR or (D) in the case of borrowings denominated in Sterling, Daily Simple Sonia, in each case, plus the rates per annum determined from time to time based on the total net leverage ratio of the Company as of the end of and for the most recent period of four fiscal quarters for which financial statements have been delivered (the “Applicable Rate”); or (2) (A) in the case of borrowings denominated in U.S. dollars, alternate base rate (“ABR”) (as defined in the Credit Agreement) or (B) in the case of borrowing denominated in Canadian dollars, Canadian prime rate (“Canadian Prime Rate”) (as defined in the Credit Agreement), plus the Applicable Rate. The Applicable Rate for the Revolving Facility for Term SOFR, Term Corra, EURIBOR or Daily Simple Sonia could range from 1.00% to 2.00% while the Applicable Rate for ABR and Canadian Prime Rate could range from 0.00% to 1.00%. The Applicable Rate for the Term Loan Facility for Term SOFR, could range from 1.50% to 2.25% while the Applicable Rate for ABR could range from 0.50% to 1.25%.

Undrawn amounts under the Revolving Facility accrue a commitment fee at a per annum rate of 0.15% to 0.30%, based on a leverage ratio grid.

Repayment; Maturity. The Term Loan Facility is repayable in equal quarterly installments of 0.25% of the original principal amount of the Term Loan Facility, with the balance due on June 25, 2031. The Revolving Facility matures on June 25, 2030.

Representations; Covenants; Events of Default. The Credit Agreement contains customary representations and warranties made by the Company and the other others borrowers, which include customary use of materiality, material adverse effect and knowledge qualifiers. The Credit Agreement also contains (a) certain affirmative covenants that impose certain reporting and/or performance obligations on the Company and its restricted subsidiaries, (b) certain negative covenants that generally limit the ability of the Company and its restricted subsidiaries, subject to various exceptions, to, among other things, (i) incur indebtedness and liens, (ii) enter into mergers and other fundamental changes, (iii) engage in other lines of business, (iv) make investments, (v) dispose of assets, (vi) make distributions to equity holders, (vii) make payments on certain indebtedness, (viii) enter into transactions with affiliates and (ix) amend material debt documents, (c) financial covenants, which include a maximum total leverage ratio and a minimum interest coverage ratio and (d) customary events of default (including a change of control) for financings of this type. Obligations under the Credit Facilities may be declared due and payable upon the occurrence and during the continuance of customary events of default.

Security Agreement. Pursuant to that certain Fourth Amended and Restated Security Agreement, dated as of June 25, 2025 (the “Security Agreement”), by and among the Company, its domestic restricted subsidiaries signatory thereto and JPMorgan Chase Bank, N.A. as administrative agent, the Credit Facilities, are secured, subject to certain carveouts and exceptions, by a first priority lien on substantially all of the assets of the Company and such domestic restricted subsidiaries. The obligations of Darling International Canada Inc., Darling International NL Holdings B.V., Darling Ingredients International Holding B.V. and any other foreign borrower under the Credit Facilities are also secured by a pledge of the equity interests of such foreign borrowers and certain specified foreign subsidiaries of the Company organized in Canada, Belgium, Germany or The Netherlands, subject to certain carve-outs and exceptions.

Guaranty. Pursuant to that certain Fourth Amended and Restated Guaranty Agreement, dated as of June 25, 2025 (the “Guaranty Agreement”), (a) the obligations of the Company under the Credit Facilities are guaranteed by certain of Darling’s domestic restricted subsidiaries and (b) the obligations of Darling International Canada Inc., Darling International NL Holdings B.V., Darling Ingredients International Holding B.V. and any other foreign borrower under the Credit Facilities are guaranteed by the Company, certain of its domestic restricted subsidiaries and certain specified foreign subsidiaries, in each case subject to certain carve-outs and exceptions.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement attached hereto as Exhibit 10.1 as well the Fourth Amended and Restated Security Agreement and the Fourth Amended and Restated Guaranty Agreement attached hereto as Exhibits 10.2 and 10.3, respectively.

Refinancing. The Issuer used the proceeds from the offering of the notes, together with the drawings under the Credit Facilities, to (i) redeem the Issuer’s existing €515.0 million principal amount of the 3.625% Senior Notes due 2026 (the “2026 Notes”) and repay or otherwise refinance the Existing Credit Facilities; and (ii) pay costs, fees and expenses related to the refinancing, including applicable premiums for the refinancing and the issuance discount for the initial purchasers. The existing euro notes were redeemed on June 26, 2025 at 100.000% of their principal amount, plus accrued and unpaid interest to the redemption date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes and Third Amended and Restated Credit Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Closing of Offering of Senior Notes, Entry into Third Amended and Restated Credit Agreement and Redemption of Existing Euro Notes. On June 26 2025, Darling issued a press release announcing the closing of the Issuer’s offering of €750 million in aggregate principal amount of its 4.5% senior notes due 2032, the amendment and restatement of its Second Amended and Restated Credit Agreement, dated as of January 6, 2014 (as amended from time to time), pursuant to a Third Amended and Restated Credit Agreement, and the redemption of the Issuer’s existing euro notes.

A copy of the press release announcing the closing of the offering, entry into the Third Amended and Restated Credit Agreement and redemption of the 2026 Notes is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Senior Notes Indenture dated as of June 24, 2025, between Darling Global Finance B.V., as issuer, Darling, the subsidiary guarantors, as guarantors, and GLAS Trust Company LLC, as trustee.

4.2	Form of 4.5% Senior Notes due 2032 (included in Exhibit 4.1).

10.1	Third Amended and Restated Credit Agreement, dated as of June 25, 2025, by and among Darling Ingredients Inc., as the parent borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

10.2	Fourth Amended and Restated Security Agreement, dated as of June 25, 2025, by and among Darling Ingredients Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A, as administrative agent.

10.3	Fourth Amended and Restated Guaranty Agreement, dated as of June 25, 2025, by and among Darling Ingredients Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated June 26, 2025, announcing the closing of an offering of €750 million senior notes by Darling Global Finance B.V., entry into new amendment and restatement of the credit agreement, and redemption of €515.0 million 3.625% Senior Notes due 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: June 26, 2025	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel and Secretary